EXHIBIT 4.7

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

AXESSTEL, INC.

WARRANT TO PURCHASE COMMON STOCK

July 9, 2003

THIS CERTIFIES THAT, for value received, Coffin Partners LLC or its registered assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Axesstel, Inc., a Nevada corporation, (the “Corporation”) up to TWENTY THOUSAND (20,000) shares of the Corporation’s common stock, par value $0.0001 per share (“Common Stock”). The term “Warrant” as used herein shall mean this Warrant to Purchase Common Stock.

1. Definitions. As used herein, the following terms shall have the following respective meanings:

“Exercise Period” shall mean the period commencing on the date hereof and ending at 5:00 PM (California time) on the Expiration Date, unless sooner terminated as provided below.

“Exercise Price” shall mean $3.50 per share, subject to adjustment pursuant to Section 5 hereof.

“Expiration Date” shall mean the fifth anniversary of the date hereof.

“Warrant Shares” shall mean the shares of the Corporation’s Common Stock issuable upon exercise of this Warrant.

2. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder only to the extent that such rights are vested in the Holder. The right to exercise this Warrant with respect to 5,000 Warrant Shares shall vest in the Holder on September 30, 2003 and the right to exercise this Warrant with respect to an additional 5,000 Warrant Shares shall vest in the Holder on each of December 31, 2003, March 31, 2004 and June 30, 2004; provided, that the Letter of Engagement, dated July 11, 2003, between the Corporation and Coffin Communications Group has not been terminated prior to each such date. At any time during the Exercise Period, the rights represented by this Warrant may be exercised in whole or in part (but only to the extent that such rights are vested in the Holder) by delivery to the Corporation at its principal executive office (or at such other place as it may designate by written notice to the

Holder) of (a) an executed Notice of Exercise in the form attached hereto, (b) payment of the Exercise Price by cash or by wire transfer to an account designated by the Corporation, and (c) the original of this Warrant.

Upon the exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased, registered in the name of the Holder, shall be issued and delivered to the Holder together with a warrant of like tenor and effect for any Warrant Shares not purchased upon partial exercise hereof.

The person in whose name any certificate or certificates for Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3. Covenants of the Corporation

3.1 Covenants as to Warrant Shares. The Corporation covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from all preemptive rights of any stockholder and all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2 No Impairment. Except as and to the extent waived or consented to by the Holder, the Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall deliver to the Holder, at least five (5) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. Representations of Holder

4.1 Acquisition of Warrant for Personal Account; Financial Risk. The Holder represents and warrants that it is acquiring the Warrant solely for its own account for investment purposes and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that it has acquired the Warrant for its own account, and not with a view to distribution such that Holder would be considered an “underwriter” as defined in Section 2(11) of the Securities Act. Holder has such knowledge and experience in financial and business matters, or Holder’s professional advisors who are not affiliated with and who are not associated with the Corporation have such knowledge and experience in financial or business matters, as to be capable of evaluating the merits and risks of its investment and of protecting its own interests in connection with the transaction, and has the ability to bear the economic risk of its investment and can afford a complete loss of Holder’s investment.

4.2 Securities Are Not Registered

(a) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Corporation is to be effected by the issuance of this Warrant. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Corporation has no obligation hereunder to register the Warrant or the Warrant Shares or to comply with any exemption from such registration, except as set forth in Section 15 hereof.

(c) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 under the Securities Act unless certain conditions are met, including, without limitation, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the expiration of the required holding period and limits on the number of shares sold during any three-month period.

4.3 Disposition of Warrant and Warrant Shares

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Warrant Shares in any event unless and until:

(1) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(2) The Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition (which statement, in the case of assignments of this Warrant to the Approved Transferees identified in Section 9 below, shall consist of the completed Form of Transfer Endorsement in the form attached hereto, and a letter from Coffin Partners LLC identifying the transferee(s) as one or more of the Approved Transferees), and if reasonably requested by the Corporation, the Holder shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, that such disposition will not require registration of such Warrant or Warrant Shares under the Securities Act or any applicable state securities laws. The Corporation will not require an opinion of counsel with respect to assignments of this Warrant to the Approved Transferees.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

5. Adjustment Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 5.

5.1 Subdivision or Combination of Common Stock. If the Corporation, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Corporation, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

5.2 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon exercise of this Warrant at each such Exercise Price shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant at such Exercise Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

5.3 Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Corporation shall give

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notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Corporation.

6. Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the fair market value of a share of Common Stock on the date of such exercise.

7. Early Termination. If, at any time during the Exercise Period, (a) the Corporation consolidates or merges with or into another corporation and, as a result of such consolidation or merger, the Corporation is not the surviving entity or the stockholders of the Corporation immediately prior to such consolidation or merger do not hold at least 51% of the voting power of the surviving entity (other than a merger effected solely for the purpose of reincorporating the Corporation in another state), or (b) the Corporation sells or otherwise disposes of all or substantially all its assets and properties to any other party; then in each such case the Corporation shall provide the Holder with twenty (20) days prior written notice of such consolidation or merger or sale or other disposition of the Corporation’s assets, and this Warrant shall automatically terminate and be of no further force or effect, unless exercised prior to the date of the occurrence of such consolidation or merger or sale or other disposition of the Corporation’s assets.

8. No Stockholder Rights. This Warrant in and of itself (prior to the exercise of rights hereunder) shall not entitle the Holder to any voting rights or other rights of a stockholder of the Corporation.

9. Transfer of Warrant. This Warrant may not be transferred or assigned in whole or in part without (i) the consent of the Corporation and (ii) compliance by the transferor and the transferee with all applicable federal and state securities laws. The Corporation will not withhold its consent to transfers of this Warrant or portions hereof by Coffin Partners LLC to up to three natural persons who are affiliates (as that term is defined in Rule 144(a)(1) promulgated under the Securities Act) of Coffin Partners LLC (the “Approved Transferees”), provided each such transfer is in compliance with all applicable federal and state securities laws. Subject to the foregoing, and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder may be transferred by the Holder in person or by duly authorized attorney upon delivery of this Warrant and the form of transferor endorsement attached hereto to any transferee designated by the Holder; provided, that the transferee executes and delivers to the Corporation an investment representation letter in form and substance reasonably satisfactory to the Corporation.

10. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

11. Notices, etc. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Corporation, to:

Axesstel, Inc.

6815 Flanders Drive, Suite 210

San Diego, CA 92121

Facsimile: (858) 625-2110

Attention: Chief Executive Officer

If to the Holder, at such address as the Holder shall have provided in writing to the Corporation or at such other address as the Holder furnishes by notice given in accordance with this Section.

12. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13. Amendment. Any term of this Warrant may be amended or waived with the written consent of the Corporation and the Holder.

14. Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

15. Registration Rights.

(a) Piggy-Back Registration. If the Corporation at any time proposes to register any of its securities under the Securities Act of 1933, as amended (“Securities Act”) (other than registrations solely for the registration of securities in connection with an employee benefit plan, a dividend reinvestment plan, a merger, share exchange or consolidation, or a registration statement in which the only securities to be registered are securities issuable upon conversion of debt securities or other convertible securities which are also being registered), whether or not for sale for its own account, and the registration form to be used may be used for the registration of the Warrant Shares, the Corporation will at such time give written notice to Holder of its intention to register securities and of Holder’s rights under this section. Upon the written request of Holder made within ten (10) days after the receipt of any such notice (which request shall specify the Warrant Shares intended to be disposed of by Holder), the Corporation shall use reasonable efforts to effect the registration under the Securities Act of all Warrant Shares which the Corporation has been so requested to register by Holder on the same terms and conditions as the securities otherwise being sold in such registration, to the extent requisite to permit the disposition of the Warrant Shares so to be registered. For the avoidance of doubt, each Approved Transferee shall have the rights of Holder hereunder.

(b) Underwriter Cutbacks. Notwithstanding any other provision of this section, if the registration under Section 15(a) involves an underwritten public offering and the total amount of securities, including the Warrant Shares, requested by stockholders to be included in such offering exceeds the amount of securities that the managing underwriter determines in its sole discretion is compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of such securities, including the Warrant Shares, which the managing underwriter determines in its sole discretion will not jeopardize the success of the offering. The securities so included in the offering shall be apportioned in the following order of priority: (A) first, to any stockholder of the Corporation exercising registration rights pursuant to which the Corporation initiated the registration; (B) second, to the Corporation; (C) third, to any stockholder of the Corporation with registration rights superior to those of Holder; and (D) fourth, to the extent additional securities, including the Warrant Shares, may be included in the offering, pro rata among Holder and the other selling stockholders according to the total shares of common stock beneficially owned by Holder and each such stockholder.

(c) Exchange Act Registration. With a view to making available to Holder the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Corporation to the public without registration, the Corporation agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Corporation for the offering of its securities to the general public;

(ii) maintain the registration of its common stock under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), as is necessary to enable the Holders to utilize Form S-3 for the sale of the Warrant Shares; and

(iii) file on a timely basis with the SEC all information that the SEC may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 with respect to the Corporation’s common stock.

(d) Further Obligations of the Corporation. Whenever the Corporation is required under this section to register any Warrant Shares, it shall use reasonable efforts in good faith to do the following:

(i) Furnish to Holder such copies of the registration statement (including any amendments thereto) and each preliminary and final prospectus and any other documents that Holder may reasonably request to facilitate the public offering of its Warrant Shares;

(ii) Register or qualify the Warrant Shares to be registered under this section under the applicable securities or “blue sky” laws of such jurisdictions as Holder may reasonably request; provided, however, that the Corporation shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

(iii) At any time when a prospectus on which Warrant Shares are covered is required to be delivered under Securities Act, notify Holder of the happening of any event that will cause the prospectus, as then in effect, to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(iv) Cause the Warrant Shares registered hereunder to be listed on each securities exchange on which similar securities issued by the Corporation are then listed.

(e) Expenses. The Corporation shall bear all costs and expenses of registration under this section, including, but not limited to: (i) printing, legal and accounting fees and expenses incurred by the Corporation, (ii) SEC filing fees, “blue sky” fees and expenses, and (iii) NASD, stock exchange listing and qualification fees; provided, however, that the Corporation shall have no obligation to pay or otherwise bear: (i) any portion of the underwriter’s commissions or discounts attributable to the Warrant Shares being offered and sold by Holder; (ii) any of such expenses if payment thereof by the Corporation is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited; or (iii) any legal and accounting fees incurred by Holder.

16. No Third Party Beneficiaries. This Warrant is intended for the benefit of Holder and Holder’s respective successors and permitted assigns only; and is not for the benefit, nor may any provision hereof be enforced by, any other person.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

AXESSTEL, INC., a Nevada corporation

By:	/s/ Mike H.P. Kwon
Mike H.P. Kwon

NOTICE OF EXERCISE

The undersigned hereby irrevocably exercises the right to purchase                      shares of the Common Stock of Axesstel, Inc., a Nevada corporation (the “Corporation”), evidenced by the attached Warrant and, in accordance with the conditions and provisions of said Warrant, herewith makes payment of the Exercise Price with respect to such shares in full.

The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

The undersigned hereby reaffirms and certifies that the representations and warranties contained in Section 4 of the attached Warrant are true and correct as of the date of this Notice of Exercise.

The undersigned requests that a new Warrant representing any unexercised portion of the attached Warrant be issued, pursuant to such Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:

Signature of Holder

Name of Holder (Print)

Address:

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby assigns and transfers to the person(s) named below under the heading “Transferees” the right represented by the enclosed Warrant to purchase the percentage and number of shares of Common Stock of Axesstel, Inc., a Nevada corporation (the “Corporation”), as specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person attorney-in-fact to transfer its respective right on the books of the Corporation with full power of substitution.

Transferees	Address	Percentage Transferred	Number Transferred

Each Transferee represents (i) that it is acquiring the Warrant for its own account, and not with a view to distribution such that Transferee would be considered an “underwriter” as defined in Section 2(11) of the Securities Act of 1933, and (ii) that it has such knowledge and experience in financial and business matters, or such Transferee’s professional advisors who are not affiliated with and who are not associated with the Corporation have such knowledge and experience in financial or business matters, as to be capable of evaluating the merits and risks of its investment and of protecting its own interests in connection with the transaction, and has the ability to bear the economic risk of its investment and can afford a complete loss of such Transferee’s investment.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

ACCEPTED AND AGREED: [TRANSFEREE]	(Address)

ACCEPTED AND AGREED: [TRANSFEREE]	(Address)

ACCEPTED AND AGREED: [TRANSFEREE]	(Address)